Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:
December 14, 2006
	News Media Jan Davis	(202) 624-6383 (Office) (703) 408-3962 (Cell)

Financial Community
	Melissa E. Adams	(202) 624-6410 (Office)
WGL Holdings Reports an Increase in Previously Announced FY06 Results
Tax adjustments and mark-to-market valuation drive improvement
     WASHINGTON — WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported that audited net income for the fiscal year ended September 30, 2006 was $87.6 million or $1.79 per diluted common share, slightly higher than the unaudited net income of $86.0 million or $1.76 per diluted share that the company announced on November 7, 2006. The revised fiscal year 2006 results are included in the audited financial statements in the Annual Report on Form 10-K for the year ended September 30, 2006 filed today with the Securities and Exchange Commission. Previously reported fiscal year 2005 net income of $103.5 million, or $2.11 per diluted share, was unchanged.
     The revised results were recorded for the fourth quarter ended September 30, 2006 and reflect a net loss of $11.9 million or $0.24 per diluted share, which represents a $1.6 million or $0.04 per diluted share improvement over the results announced on November 7, 2006.
     The improvement reflects the beneficial, non-cash effects of two items. A reduction in utility tax expense constitutes nearly half of the improvement, while the recognition of mark-to-market valuation required on several sales contracts previously not classified as derivatives at the company’s retail energy marketing subsidiary constitutes the remainder. The company reported a net loss of $11.4 million or $0.23 per diluted share in the fourth quarter of 2005 and that net loss was unchanged.

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     As noted in the November 7, 2006 earnings announcement, the company evaluates its financial performance based on the results from normal operations and provides certain reconciliations of earnings (loss) per share reported in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to earnings (loss) per share from normal operations. Reconciliations provided with the November 7, 2006 earnings announcement have been updated for the variations described above and these reconciliations are included with this earnings release and provided on the company’s web site. Readers of this release and of the reconciliations are advised to use this data in conjunction with and in addition to information provided in the Annual Report on Form 10-K for the year ended September 30, 2006, including the audited financial statements. On its web site, the company will also provide presentation slides setting forth revised earnings data discussed in this release as well as the audited fiscal year 2006 results. These presentation slides replace similar information that the company had previously provided on its web site in connection with its November 8, 2006 earnings conference call.
     Headquartered in Washington, D.C., WGL Holdings is the parent company of Washington Gas, a natural gas utility that serves over one million customers throughout metropolitan Washington, D.C., and the surrounding region. In addition, the company holds a group of energy-related retail businesses that focus primarily on retail energy-marketing and commercial heating, ventilating and air conditioning services.
     Additional information about WGL Holdings, including the Annual Report on Form 10-K for the year ended September 30, 2006, is available on our web site, http://www.wglholdings.com. Shareholders of the company may receive a hard copy of the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, which includes complete audited financial statements for that period, free of charge, upon request. Please direct these requests to: Melissa Adams, Director, Investor Relations, WGL Holdings, Inc., 101 Constitution Avenue, N.W., Washington, D.C. 20080.
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WGL HOLDINGS, INC. (CONSOLIDATED)
RECONCILIATION OF REPORTED GAAP EARNINGS (LOSS) PER SHARE AND
ADJUSTED EARNINGS (LOSS) PER SHARE
(Unaudited)
December 14, 2006
The reconciliation below is provided to demonstrate our utilization of historical earnings (loss) per share, as derived in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), and adjusted earnings (loss) per share from normal operations, a non-GAAP measure. This reconciliation is provided to more clearly identify the results from normal operations for WGL Holdings, Inc. and its consolidated subsidiaries, and identify certain unique transactions that are not expected to repeat. This information should assist investors and analysts to track progress towards achieving our five-year financial objectives, which are based on normal weather and uninfluenced by: (i) single, one-time, non-repeating transactions and (ii) our discontinued operations.
Utilization of normal weather is an industry standard, and it is our practice to provide estimates and guidance on the basis of normal weather. Actual performance and results may vary from normal weather projections and we consistently identify and explain this variation to assist users in the analysis of actual results versus the guidance. There may be other uses for the data, and we do not imply that this is the only use or the best use of this data for purposes of this analysis.
WGL Holdings, Inc. (Consolidated)
Reconciliation of Reported GAAP Earnings Per Share to
Adjusted Earnings Per Share from Normal Operations
Fiscal Years Ended September 30, 2006 and 2005

	Fiscal Year Ended
	September 30,

	2006	2005

GAAP diluted earnings per share	$1.79	$2.11
Less: (Loss) from discontinued operations — net	(0.15)	(0.05)

GAAP diluted earnings per share from continuing operations	1.94	2.16
Adjustments for:
Colder-than-normal weather	(0.05)	(0.10)
Reserve for disallowance of natural gas costs	0.06	—
Energy-marketing reversal of fee expense	(0.04)	—
Income tax adjustment	—	(0.05)
Impairment of commercial HVAC intangible asset	—	0.02

Adjusted diluted earnings per share from normal operations	$1.91	$2.03

WGL Holdings, Inc. (Consolidated)
Reconciliation of Reported GAAP Earnings (Loss) Per Share to
Adjusted Earnings (Loss) Per Share from Normal Operations
Fiscal Year 2006 By Quarter (1)(2)

	Fiscal Year 2006 Results
	Quarter Ended
					Year-To-
	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Date

GAAP diluted earnings (loss) per share	$0.91	$1.16	$(0.04)	$(0.24)	$1.79
Less: (Loss) from discontinued operations — net	(0.02)	(0.01)	(0.03)	(0.09)	(0.15)

GAAP diluted earnings (loss) per share from continuing operations	0.93	1.17	(0.01)	(0.15)	1.94
Adjustments for:
Warmer (colder) than normal weather	(0.07)	0.02	—	—	(0.05)
Reserve for disallowance of natural gas costs	—	0.06	—	—	0.06
Energy-marketing reversal of fee expense	—	(0.04)	—	—	(0.04)

Adjusted diluted earnings (loss) per share from normal operations	$0.86	$1.21	$(0.01)	$(0.15)	$1.91

WGL Holdings, Inc. (Consolidated)
Reconciliation of Reported GAAP Earnings (Loss) Per Share to
Adjusted Earnings (Loss) Per Share from Normal Operations
Fiscal Year 2005 By Quarter (1)(2)

	Fiscal Year 2005 Results
	Quarter Ended
					Year-To-
	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Date

GAAP diluted earnings (loss) per share	$0.88	$1.63	$(0.17)	$(0.23)	$2.11
Less: (Loss) from discontinued operations — net	(0.01)	(0.01)	(0.02)	(0.02)	(0.05)

GAAP diluted earnings (loss) per share from continuing operations	0.89	1.64	(0.15)	(0.21)	2.16
Adjustments for:
Colder than normal weather	—	(0.10)	—	—	(0.10)
Income tax adjustment	—	—	—	(0.05)	(0.05)
Impairment of commercial HVAC intangible asset	—	—	—	0.02	0.02

Adjusted diluted earnings (loss) per share from normal operations	$0.89	$1.54	$(0.15)	$(0.24)	$2.03

(1)	Quarterly earnings (loss) per share may not sum to year-to-date or annual earnings per share as quarterly calculations are based on weighted average common shares outstanding which may vary for each of those periods.

(2)	On September 29, 2006, we sold all of the outstanding shares of common stock of a portion of our commercial heating, ventilation and air conditioning business segment. The operating results of the discontinued operation, along with the after-tax loss from the sale of this operation have been presented separately from the operating results of our continuing operations for all current and prior periods presented.

WGL HOLDINGS, INC. (REGULATED UTILITY SEGMENT)
RECONCILIATION OF REPORTED GAAP EARNINGS (LOSS) PER SHARE AND
ADJUSTED EARNINGS (LOSS) PER SHARE
(Unaudited)
December 14, 2006
The reconciliation below is provided to demonstrate our utilization of historical earnings (loss) per share, as derived in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), and adjusted earnings (loss) per share from normal operations, a non-GAAP measure. This reconciliation is provided to more clearly identify the results from normal operations for the regulated utility segment, and identify certain unique transactions that are not expected to repeat. This information should assist investors and analysts to track progress towards achieving our five-year financial objectives, which are based on normal weather and uninfluenced by single, one-time, non-repeating transactions.
Utilization of normal weather is an industry standard, and it is our practice to provide estimates and guidance on the basis of normal weather. Actual performance and results may vary from normal weather projections, and we consistently identify and explain this variation to assist users in the analysis of actual results versus the guidance. There may be other uses for the data, and we do not imply that this is the only use or the best use of this data for purposes of this analysis.
WGL Holdings, Inc. (Regulated Utility Segment)
Reconciliation of Reported GAAP Earnings Per Share to
Adjusted Earnings Per Share from Normal Operations
Fiscal Years Ended September 30, 2006 and 2005

	Fiscal Year Ended
	September 30,
	2006	2005

GAAP diluted earnings per share	$1.73	$1.79
Adjustments for:
Colder-than-normal weather	(0.05)	(0.10)
Reserve for disallowance of natural gas costs	0.06	—
Income tax adjustment	—	(0.05)

Adjusted diluted earnings per share from normal operations	$1.74	$1.64

WGL Holdings, Inc. (Regulated Utility Segment)
Reconciliation of Reported GAAP Earnings (Loss) Per Share to
Adjusted Earnings (Loss) Per Share from Normal Operations
Fiscal Year 2006 By Quarter (1)

	Fiscal Year 2006 Results
	Quarter Ended
					Year-To-
	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Date

GAAP diluted earnings (loss) per share	$0.92	$1.22	$(0.14)	$(0.27)	$1.73
Adjustments for:
Warmer (colder) than normal weather	(0.07)	0.02	—	—	(0.05)
Reserve for disallowance of natural gas costs	—	0.06	—	—	0.06

Adjusted diluted earnings (loss) per share from normal operations	$0.85	$1.30	$(0.14)	$(0.27)	$1.74

WGL Holdings, Inc. (Regulated Utility Segment)
Reconciliation of Reported GAAP Earnings (Loss) Per Share to
Adjusted Earnings (Loss) Per Share from Normal Operations
Fiscal Year 2005 By Quarter (1)

	Fiscal Year 2005 Results
	Quarter Ended
					Year-To-
	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Date

GAAP diluted earnings (loss) per share	$0.81	$1.52	$(0.23)	$(0.33)	$1.79
Adjustments for:
Colder-than-normal weather	—	(0.10)	—	—	(0.10)
Income tax adjustments				(0.05)	(0.05)

Adjusted diluted earnings (loss) per share from normal operations	$0.81	$1.42	$(0.23)	$(0.38)	$1.64

(1)	Quarterly earnings (loss) per share may not sum to year-to-date or annual earnings per share as quarterly calculations are based on weighted average common shares outstanding which may vary from each of those periods.

RECONCILIATION OF NET INCOME TO FREE CASH FLOW
(Unaudited)
December 14, 2006
The analysis below provides information we use to evaluate free cash flow, a measure that we define but that is not derived in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP). We utilize this data to determine our ability to generate sufficient cash from internal operations to finance long-term investments, most notably capital expenditures. The assumption for this analysis is that changes in working capital and changes in cash from other assets and other liabilities have no effect on free cash flow because they net to zero when combined over a period of several years. This liquidity measure, Free Cash Flow, is a non-GAAP measure that is reconciled below to Net Income and Net Cash Flow Provided by Operating Activities, which are derived in accordance with GAAP.
This measure can be further used to evaluate trends of our future needs for external debt and equity financing. This data can also be utilized to compare our performance to that of our peers. Free cash flow, as we define and utilize it, does not relate to cash available for discretionary expenditures. There are additional uses for this data and we do not imply that this is the only use or the best use of this data and this analysis.
ANALYSIS OF TOTAL FREE CASH FLOW GREATER (LESS) THAN CAPITAL EXPENDITURES

	Fiscal Year Ended
	September 30,
(In thousands)	2006	2005

GAAP net income (applicable to common stock)	$87,578	$103,493
Less: (Loss) from discontinued operations — net	(7,116)	(2,579)

GAAP income from continuing operations	94,694	106,072
Depreciation and amortization	96,843	94,454
Change in deferred income taxes — accelerated depreciation	7,324	5,373

Adjusted cash available before dividends	198,861	205,899
Dividends on common stock	(65,338)	(64,024)

Total free cash flow (Non-GAAP Measure)	133,523	141,875
Less: Capital expenditures (a)	(161,496)	(124,014)

Total Free Cash Flow Greater (Less) than Capital Expenditures	$(27,973)	$17,861

(a)	Excludes Allowance for Funds Used During Construction. Includes capital expenditures accrued as of the end of the fiscal year.
RECONCILIATION OF ANALYSIS OF TOTAL FREE CASH FLOW GREATER (LESS) THAN
CAPITAL EXPENDITURES TO GAAP-BASED NET CASH PROVIDED
BY OPERATING ACTIVITIES

	Fiscal Year Ended
	September 30,
(In thousands)	2006	2005

GAAP net cash provided by operating activities	$85,707	$232,498
Less: Net cash used in operating activities of discontinued operations	(1,100)	(3,095)

GAAP net cash provided by operating activities of continuing operations	86,807	235,593

Adjustments for:
Deferred income taxes, except for accelerated depreciation	(2,343)	(2,301)
Other, principally changes in assets and liabilities	114,397	(27,393)

Adjusted cash available before dividends	198,861	205,899
Dividends on common stock	(65,338)	(64,024)

Total Free Cash Flow (Non-GAAP Measure)	$133,523	$141,875